-20-

BOS-BUS:22616.1
                                             Registration No. 33-

 As filed with the Securities and Exchange Commission on July 5,
                              1995

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                        CONCORD EFS, INC.
       (Exact name of issuer as specified in its charter)

           Delaware
                04-2462552
(State or other jurisdiction
(I.R.S. Employer
or incorporation or organization)
Identification No.)

2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee              38133
(Address of Principal Executive Offices)                           (Zip Code)


       CONCORD EFS, INC. 1993 INCENTIVE STOCK OPTION PLAN
                    (Full title of the plan)

     Thomas R. Renfro              Copy to:       Richard M.
Harter, Esq.
     Senior Vice President                        Bingham, Dana &
Gould
     2525 Horizon Lake Drive, Suite 120           150 Federal
Street
     Memphis, TN  38133                      Boston, MA  02110

             (Name and address of agent for service)

     (901) 371-8000                          (617) 951-8000
  (Telephone number, including area code, of agent for service)



                 CALCULATION OF REGISTRATION FEE

  Title of     Amount      Proposed        Proposed     Amount of
 Each Class     to be       Maximum         Maximum     Registrat
     of       Register  Offering Price     Aggregate     ion Fee
 Securities      ed        Per Share    Offering Price
   to be
 Registered
   Common
   Stock,     4,050,000     $24.13        $97,726,500   $33,698.79
$.33-1/3 par
 value per
   share

      (1) This estimate is made pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Company's 1993 Incentive Stock Option Plan (the "Plan") or at what price such shares will be purchased. The calculation of the Proposed maximum aggregate offering price is based on the aggregate number of shares available for grant under the Plan, at a purchase price of $24.13 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq National Market System on June 27, 1995.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:   Incorporation of Documents by Reference

       The following documents are incorporated by reference in this Registration Statement:

      (a) the undersigned Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (b) any reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of l934 (the "Exchange Act") since the end of the fiscal year ended December 31, l994; and (c) the description of the Registrant's Common Stock contained in a Registration Statement filed under the Exchange Act on September 4, 1985 including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4:   Description of Securities

      Not applicable.


Item 5:   Interests of Named Experts and Counsel

       The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110. Richard M. Harter, a partner of Bingham, Dana & Gould, is a Director and Secretary of the Company.


Item 6:   Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors under certain conditions. Article SEVENTH of the Company's Certificate of Incorporation provides that no director of the Company shall be liable for monetary damages for breach of fiduciary duty, with certain exceptions. Article VII of the By-Laws of the Company provides for indemnification of officers and directors, subject to certain limitations.

       The Company also maintains an insurance policy which insures directors and officers of the Company against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7:   Exemption From Registration Claimed

      Not applicable.


Item 8:   Exhibits

        The   following  exhibits  are  filed  as  part  of  this
Registration Statement:

      (5)      Opinion and Consent of Bingham, Dana & Gould.

      (23)(A)  Consent  of Bingham, Dana & Gould  (included  in
Exhibit 5).

      (23)(B)  Consent of Ernst & Young LLP

      (24)     Power of Attorney (included at page 5)

      (99)(A)  Concord EFS, Inc. 1993 Incentive  Stock
               Option Plan.

      (99)(B)  Form of Stock Option Agreement under the
               Registrant's 1993 Incentive Stock Option Plan.


Item 9:   Undertakings

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
      15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
      Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 5th day of July, 1995.

                                   CONCORD EFS, INC.


                                   By: /s/ Dan M. Palmer
                                        Dan M. Palmer, CEO



                        POWER OF ATTORNEY

      We, the undersigned officers and Directors of Concord EFS, Inc., hereby severally constitute and appoint Thomas R. Renfro and Richard M. Harter and each of them singly, our true and lawful attorneys with full power to them, and each of them singly,  to  sign  for  us  and in our names  in  the  capacities indicated below, this Registration Statement on Form S-8 (together with any exhibits thereto) filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Concord EFS, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in respect thereof, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments (together with exhibits thereto) thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                    Date


 /s/ Dan M. Palmer       Chief  Executive Officer      July 5, 1995
Dan M. Palmer            (Principal Executive
                         Officer); Chairman of
                         the Board of Directors

 /s/ Thomas R. Renfro    Senior VicePresident and      July 5, 1995
Thomas R. Renfro         Chief Financial Officer
                         (Principal Financial and
                         Accounting Officer); Director

 /s/ David C. Anderson        Director            July 5, 1995
David C. Anderson


 /s/ J. Richard Buchignani    Director            July 5, 1995
J. Richard Buchignani, Esq.


 /s/ Richard M. Harter        Director            July 5, 1995
Richard M. Harter, Esq.


 /s/ Joyce Kelso              Director            July 5, 1995
Joyce Kelso


 /s/ Edward A. Labry III President and Chief Marketing July 5, 1995
Edward A. Labry III      Officer (Principal Marketing
                         Officer); Director


 /s/ Jerry D. Mooney          Director            July 5, 1995
Jerry D. Mooney


 /s/ Paul L. Whittington      Director            July 5, 1995
Paul L. Whittington
                          Exhibit Index


Exhibit No.         Description of Documents               Page
No.*


     5         Opinion of Bingham, Dana & Gould             8

     23(A)     Consent of Bingham, Dana & Gould
               (included in its opinion filed
               as Exhibit 5)

     23(B)     Consent of Ernst & Young LLP                 9

     24        Power of Attorney (included at page 5)

     99(A)     Registrant's 1993 Incentive Stock Option
               Plan.                                        12

     99(B)     Form of Stock Option Agreement
               under the Registrant's 1993 Incentive
               Stock Option Plan.                           19







*  Refers to page number in sequentially numbered copy.


                                                        Exhibit 5








                          July 5, 1995



Concord EFS, Inc.
2525 Horizon Lake Drive
Suite 120
Memphis, TN  38133

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on July 5, 1995 (the "Registration Statement"), of 4,050,000 shares (the "Shares") of common stock, par value $.33-1/3 per share (the "Common Stock"), of Concord EFS, Inc., a Delaware corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options granted pursuant to the Company's 1993 Incentive Stock Option Plan (the "Plan").

      We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

      The  opinion  is  limited solely to  the  Delaware  General
Corporation Law as applied by courts located in Delaware.

      Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

      We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ BINGHAM, DANA & GOULD

                                   BINGHAM, DANA & GOULD




         Exhibit 23(B) - Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 pertaining to the Concord EFS, Inc. 1993 Incentive Stock Option Plan and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of Concord EFS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young
LLP


Memphis, Tennessee
July 5, 1995


                                                    Exhibit 99(A)


                        CONCORD EFS, INC.
                1993 INCENTIVE STOCK OPTION PLAN


      1.    Definitions.   As used in this 1993  Incentive  Stock
Option Plan of Concord EFS, Inc., the following terms shall have the following meanings:

           1.1 Awarded Options means all options other than Formula Options.

          1.2 Change in Corporate Control means the date on which any individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Securities Exchange Act of
     1934) "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

           1.3 Code means the Internal Revenue Code of 1986, as amended.

           1.4 Committee means the Compensation Committee of the Company's Board of Directors, consisting exclusively of directors who at the relevant time are "outside directors" within the meaning of 162(m) of the Code.

           1.5 Company means Concord EFS, Inc., a Delaware corporation.

           1.6 Fair Market Value means the value of a share of Stock of the Company on any date as determined by the Board.

           1.7 Formula Grant means a grant of options pursuant to
     Section 11.

          1.8 Formula Grant Date shall have the meaning specified in Section 11.

           1.9 Formula Options means options granted pursuant  to
     Section 11.

           1.10 Grant Date means the date on which an Option is granted, as specified in Section 7.

           1.11 Major Shareholder means a person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations).

           1.12 Option means an option to purchase shares of the Stock granted under the Plan.

           1.13 Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

           1.14 Option Period means the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Option Agreement.

           1.15 Option Price means the price paid by an Optionee for an Option under this Plan.

           1.16 Option Share means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

           1.17 Optionee means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

           1.18       Plan means this 1993 Incentive Stock Option
     Plan of the Company.

            1.19        Related   Corporation  means   a   Parent
     Corporation or a Subsidiary Corporation, each as defined  in
     Section 424 of the Code.

          1.20 Stock means common stock, $.33 1/3 par value, of the Company

           1.21 Vested Shares, as of any date, means those shares of stock available at that date for purchase by exercise of a Formula Option pursuant to Section 11.

      2. Purpose. This 1993 Incentive Stock Option Plan is intended to encourage ownership of the Stock by key employees and directors of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code.

      3. Term of the Plan. Options under the Plan may be granted not later than February 16, 2003.

     4. Stock Subject to the Plan. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 1,800,000 shares, subject, however, to the provisions of Section 16 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

      5. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 11 and 20), the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Awarded Option to be granted by the Company: (a) the key employee to receive the Awarded Option; (b) the time of granting the Awarded Option; (c) the number of shares subject thereto; (d) the Option Price; and (e) the Option period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the
Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) other than Option Agreements for Formula Options, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

      6. Eligibility. An Awarded Option may be granted only to a key employee of one or more of the Company and its subsidiaries. A director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive Awarded Options but shall receive Formula Options pursuant to
Section 11. A Major Shareholder shall be eligible to receive an Awarded Option only if the Option Price is at least 110% of the Fair Market Value on the Grant Date and only if the Awarded Option expires, to the extent not theretofore exercised, on the fifth anniversary of the Grant Date.

      7. Time of Granting Awarded Options. The granting of an Awarded Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.


      8. Awarded Option Price. The Option Price under each Awarded Option shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date except that the Option Price under an Awarded Option granted to a Major Shareholder must be not less than 110% of the Fair Market Value.

      9. Awarded Option Period. No Awarded Option may be exercised later than the tenth anniversary of the Grant Date, or for an Awarded Option granted to a Major Shareholder, the fifth anniversary of the Grant Date. An Awarded Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.

     10. Maximum Size of Awarded Option as Incentive Option. To the extent that the aggregate Fair Market Value of Stock for which an Awarded Option becomes exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the Awarded Option shall be treated as a nonstatutory option, and not an incentive option under Section 422 of the Code. For purposes of this Section 10, all Awarded Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.

     11.  Formula Grants of Options to Certain Directors.

            (a) Directors Elected or Re-Elected at Annual Stockholders Meeting, Special Meeting in Lieu of Annual Meeting or at Other Times. Commencing in 1994, each individual who is not, immediately prior to his or her election or re-election to the Board of Directors, either an officer or employee of the Company or any subsidiary of the Company, and who is elected or re-elected to the Board of Directors during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board of Directors) shall be granted, on the date of such meeting or other appointment (as used in or with reference to this Section 11(a), a "Formula Grant Date"), a nonstatutory Stock Option to purchase the number of whole shares of Stock (without any fraction) obtained by dividing $10,000 by the Fair Market Value on the Formula Grant Date.

           (b) Terms of Formula Options. Each Formula Option granted to an Optionee under this Section 18 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Formula Grant Date, and (ii) become exercisable for Vested Shares on the second anniversary of the
Formula Grant Date if the Optionee remains a director of the Company on that date. No Formula Option granted pursuant to this
Section 11 is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Formula Grants shall be evidenced by Option Agreements. The Option Agreements shall contain provisions consistent with this Section 11 and shall contain identical terms and conditions, except (i) as otherwise required by this Section 11 and (ii) for any restrictions imposed with respect to Formula Grants granted prior to the receipt of any stockholders' approval required pursuant to Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended.

           (c)  Option Period.  The Option Period for any Formula
Option granted pursuant to this Section 11 shall be ten years from the date of grant.

     12. Exercise of Option. An Option may be exercised only by giving written notice, in the manner provided in Section 21 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by full payment for such shares in the form of check or bank draft payable to the order of the Company or shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by him. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense. Upon each exercise of the Option, the Optionee may be required to give a representation in form satisfactory to counsel for the Company that he or she is acquiring shares purchased pursuant to such exercise for investment and not with a view to distribution and that he or she will make no transfers of the shares in violation of the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder. The Company may, at its discretion, make a notation on any certificate delivered upon exercise of the Option to the effect that the shares represented by the certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books, as appropriate.
Notwithstanding the foregoing, the Company may release the Optionee from the investment representation if the shares of the Stock subject to the Option have been registered with the Securities and Exchange Commission under such Act.

      13. Notice of Disposition of Stock Prior to Expiration of Specified Holding Period. The Company may require that the person exercising an Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

      14. Transferability of Options. Awarded Options and, unless otherwise provided in all of the Option Agreements for Formula Options, Formula Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

      15. Termination of Employment or Service. With respect to Awarded Options, in the event that the Optionee's employment is terminated for any reason other than death or the Optionee's employer is no longer the Company or a Related Corporation, the Awarded Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within three months after termination unless terminated earlier by its terms. If termination results from the death of the Optionee, the Awarded Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Awarded Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the date of death, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract. With respect to Formula Options, in the event that the Optionee's service is terminated for any reason, the Formula Option, to the extent exercisable at termination, may be exercised at any time within five years after the termination of service, unless terminated earlier by its terms.

      16. Adjustment of Number of Option Shares. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares or other securities an Optionee would have received if the Option had been exercised in full prior to such reclassification, change, consolidation, merger, sale or conveyance and no disposition had subsequently been made. Each Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

      17. Change in Corporate Control. Upon a Change in Corporate Control, each outstanding Option shall immediately become fully exercisable, and a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by all outstanding Options, whether to be issued by the Company or by any successor corporation, shall be effective at all times during which the Options may be exercised and, to facilitate resale of the shares, during the twelve months after the last exercise of the Options.

      18. Reservation of Stock. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

      19. Limitation of Rights in the Option Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

      20. Termination and Amendment of the Plan. The Committee may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 15, the Committee may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised. Notwithstanding the preceding sentence, the provision of Sections 1, 5 and 6, insofar as they relate to Formula Options, and Section 11 shall not be amended more often than once every six months, other than to comport with changes in the Code and regulations thereunder. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

      21. Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.

                                                    Exhibit 99(A)


                        CONCORD EFS, INC.
                 DIRECTOR STOCK OPTION AGREEMENT



      AGREEMENT  dated                   , between  Concord  EFS,
Inc.,    a    Delaware   corporation   (the    "Company"),    and
(the "Optionee").

      1. Optioned Shares. Subject to the terms and conditions set forth herein, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of 459 shares (the "Optioned Shares") of the Company's Common Stock, $.33 1/3 par value (the "Common Stock").

      2. Price. The price to be paid for the Optioned Shares shall be $21.75 per share, which was 100% of the fair market value of the Common Stock on May 12, 1994 (the "Grant Date").

      3. Character of Option. This Option shall not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal revenue Code of 1986, as amended.

      4.   Termination of Option.  The Option shall terminate  on
May 12, 2004.

      5. Exercise of Option. All of the Optioned Shares shall become purchasable under the Option on May 12, 1996, but only if the Optionee remains a director of the Company at that date.

     The Option may be exercised by giving written notice, in the manner provided in paragraph 11, specifying the number of shares as to which the Option is being exercised, accompanied by full payment for such shares in the form of check or bank draft payable to the order of the Company or shares of Common Stock with a current fair market value equal to the option price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by him or her. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Optioned Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without any delay. All such action shall be taken by the Company at its own expense.

      6. Restriction Against Transfer of Option. During the lifetime of the Optionee, the Option may be exercised only by the Optionee. Except by will or by the laws of descent and distribution, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.

      7. Capital Changes. In the event of any stock dividend payable in the Common Stock or any split-up or contraction in the number of shares of the Common Stock occurring after the date of this agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised shall be proportionately adjusted and the price to be paid for each Optioned Share shall be proportionately adjusted. In case of any reclassification or change of outstanding shares of the Common Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, the Optionee shall, upon exercise of the Option, be entitled to receive shares of stock or other securities equivalent in kind and value to what he or she would have received if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold the Optioned Shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option. Upon dissolution or liquidation of the Company, the Option shall terminate; but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to purchase all or any part of the Optioned Shares. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      8. Reservation of Shares. The Company shall at all times during the term of this agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this agreement and the issuance of Optioned Shares.

      9. Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition thereto, a stock certificate shall have been issued therefor and delivered to the Optionee.

      10. Power of Company. The existence of the Option shall not diminish the right of power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

     11. Communication. Any communication or notice required or permitted to be given under this agreement shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 , and, if to the Optionee, to the address set forth below or such other address, in each case, as the addressee shall last have furnished to the communicating party.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                         CONCORD EFS, INC.


                         By:  ___________________________________

                         _______________________________________
                         Optionee